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                                                           EXHIBIT (x)-(xvii)(a)

                                    CONSENT



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 27 to the registration statement on Form S-6 (the "Registration Statement") of our report dated March 20, 1998, relating to the financial statements of Prudential's Annuity Plan Account-2, which appears in such Prospectus.


We also consent to the use in the Prospectus constituting part of this Registration Statement of our report dated February 11, 1998, relating to the financial statements and financial highlights of the Prudential's Gibraltar Fund, Inc., which appears in such Prospectus.


We also consent to the use in the Prospectus constituting part of this Registration Statement of our report dated March 5, 1998, relating to the consolidated financial statements of Prudential Insurance Company of America, which appears in such Prospectus.

We also consent to the references to us under the headings "Financial Highlights" and "Experts" in the Prospectus.




/s/ PRICE WATERHOUSE LLP


New York, New York
April 24, 1998

                                     C-18